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Exhibit 10.5

CONSULTING AGREEMENT

        This Consulting Agreement (this "Agreement") is made and entered into as of June 1st, 2002, by and between Van Nuys Studios, Inc., a Delaware corporation (hereinafter referred to as the "Company") and Manhattan West, Inc., a California Corporation (hereinafter referred to as the "Consultant").

RECITALS

        WHEREAS, Consultant has certain experience and contacts pertaining to corporate structure, marketing, strategic alliances, and other matters relating to the management and growth of companies internationally;

        WHEREAS, the Company wishes to engage the services of the Consultant as an advisor to assist the Company in establishing its corporate structure, exploring strategic alliances and assisting in hiring and retaining certain skill sets and talent for the management of the Company; and,

        NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto hereby agree as follows:

1.    CONSULTING SERVICES

        Consultant shall act as an advisor in assisting Company in creating it corporate structure, organization, marketing strategy and exploration of strategic alliances and business projects on an international basis (the "Consulting Services"). Consultant hereby agrees to utilize its best efforts in performing the Consulting Services. THE CONSULTANT WILL NOT ASSIST IN ANY FUNDRAISING OR ANY OTHER MATTERS INVOLVING THE SECURITES OF THE COMPANY INCLUDING ANY STOCK OR DEBT PALCEMENTS.

2.    TERM OF AGREEMENT

        This Agreement shall be in full force and effect commencing upon the date hereof and concluding at the close of business on the same date in six months ("termination date"). After the termination date, this Agreement shall automatically renew on a month-to-month basis unless either party elects to terminate that Agreement by giving notice in writing within 30 days of the termination date. Either party hereto shall have the right to terminate this Agreement without notice in the event of the death, bankruptcy, insolvency, or assignment for the benefit of creditors of the other party. Consultant shall have the right to terminate this Agreement if Company fails to comply with any of the material terms of this Agreement, including without limitation its responsibilities for fees as set forth in this Agreement, and such failure continues un-remedied for a period of thirty (30) days after written notice to the Company by Consultant. The Company shall have the right to terminate this Agreement upon delivery to Consultant of notice setting forth with specificity facts comprising a material breach of this Agreement by Consultant. Consultant shall have thirty (30) days to remedy such breach.

3.    TIME DEVOTED BY CONSULTANT

        It is anticipated that the Consultant shall spend as much time as deemed necessary by the Consultant in order to perform the obligations of Consultant hereunder. The Company understands that this amount of time may vary and that the Consultant may perform Consulting Services for other companies.

4.    PLACE WHERE SERVICES WILL BE PERFORMED

        The Consultant will perform most services in accordance with this Agreement at Consultant's offices. In addition, the Consultant will perform services on the telephone and at such other place(s) as necessary to perform these services in accordance with this Agreement.

5.    COMPENSATION TO CONSULTANT

  a.
  Initial Services.    In exchange for the Consulting Services provided by Consultant to Company, Company shall pay Consultant up to thirty six thousand dollars ($36,000) at the end of the initial one hundred and eighty (180) day period. The amount of compensation provided by Company to Consultant shall be tied to the extent that the Company uses the Consultant's services within this initial one hundred and eighty (180) day period in assisting it with the establishment of it offices, corporate structure, installation of equipment and furniture, retaining of management and taking responsibility for the initial expenses of such efforts.

  b.
  Continuing Services.    As part of the Consulting Services, Consultant will assist the Company in every aspect of the creation of the actual company including hiring of management, identifying office facilities, and getting the facility up to a fully operational level. The Consultant will also assist in strategic alliances with the intent that these alliances shall either directly or indirectly create or generate revenues for the Company. Further, Consultant shall introduce potential business opportunities and projects to the Company.

6.    INDEPENDENT CONTRACTOR

        Both Company and the Consultant agree that the Consultant will act as an independent contractor in the performance of his duties under this Agreement. Nothing contained in this Agreement shall be construed to imply that Consultant, or any employee, agent or other authorized representative of Consultant, is a partner, joint venturer, agent, officer or employee of Company.

7.    CONFIDENTIAL INFORMATION

        The Consultant and the Company acknowledge that each will have access to proprietary information regarding the business operations of the other and agree to keep all such information secret and confidential and not to use or disclose any such information to any individual or organization without the non-disclosing parties prior written consent. It is hereby agreed that from time to time Consultant and the Company may designate certain disclosed information as confidential for purposes of this Agreement.

9.    MISCELLANEOUS

        (a)    Attorneys' Fees.    If either party files any action or brings any proceeding against the other arising out of this Agreement, then the prevailing party shall be entitled to reasonable attorneys' fees.

        (b)    Waiver.    No waiver by a party of any provision of this Agreement shall be considered a waiver of any other provision or any subsequent breach of the same or any other provision. The exercise by a party of any remedy provided in this Agreement or at law shall not prevent the exercise by that party of any other remedy provided in this Agreement or at law.

        (c)    Assignment.    This Agreement shall be binding upon and inure to the benefit of the parties hereto and no assignment shall be allowed without first obtaining the written consent of the non-assigning party.

        (d)    Severability.    In any condition or covenant herein contained is held to be invalid or void by any court of competent jurisdiction, the same shall be deemed severable form the remainder of this Agreement and shall in no way effect the other covenants and conditions contained herein.

        (e)    Amendment.    This Agreement may be amended only by a written agreement executed by all parties hereto.

        (f)    Headings.    Titles or captions contained herein are inserted as a matter of convenience and for reference, and in no way define, limit, extend, or describe the scope of this Agreement or any provision hereof. No provision in this Agreement is to be interpreted for or against either party because that party or his legal representative drafted such provision.

        (g)    Notice.    All written notices, demands, or requests of any kind, which either party may be required or any desire to serve on the other in connection with this Agreement, must be served by registered or certified mail, with postage prepaid and return receipt requested. In lieu of mailing, either party may cause delivery of such notice, demands and requests to be made by personal service facsimile transmission, provided that acknowledgment of receipt is made. Notice shall be deemed given upon personal delivery or receipt of facsimile transmission, or two (2) days after mailing. All such notices, demands, and requests shall be delivered as follows:

If to the Company:	Van Nuys Studios, Inc. 14749 Oxnard Street Van Nuys, CA 91411 ATTN: Alia Khan
If to Consultant:	Manhattan West, Inc. 1233 San Vicente Boulevard Santa Monica, California 90402 ATTN: Tariq Khan FAX: 310-656-3055

        (i)    Counterparts; Facsimile Signatures.    This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Parties agree that facsimile signatures of this Agreement shall be deemed a valid and binding execution of this Agreement.

        (j)    Governing Law and Venue.    This Agreement shall be governed by and construed in accordance with the laws of the State of California which would apply if both parties were residents of California and this Agreement was made and performed in California. In any legal action involving this Agreement or the parties' relationship, the parties agree that the exclusive venue for any lawsuit shall be in the state or federal court located within the County of Orange, California. The parties agree to submit to the personal jurisdiction of the state and federal courts located within Orange County, California.

[Signatures on following page]

        IN WITNESS WHEREOF, the parties hereto have placed their signatures hereon on the day and year first above written.

"COMPANY"		"CONSULTANT"
Van Nuys Studios A Nevada corporation		Manhattan West, Inc. A California Corporation
/s/ ALIA S. KHAN		/s/ TARIQ KHAN
BY:	Alia S. Khan	BY:	Tariq Khan
ITS:	President	ITS:	President

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  Exhibit 10.5
CONSULTING AGREEMENT